UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Monarch Casino & Resort, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FORWARD LOOKING STATEMENTS

This proxy statement contains statements that do not relate to historical or current facts, but are “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable.  These statements may also relate to future events or trends, our future prospects, and proposed new services, developments, or business strategies, among other things.  These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, could, would, estimate, expect, indicate, intend, may, plan, predict, project, pursue, will, continue, and other similar terms and phrases, as well as the use of the future tense.

Actual results could differ materially from those expressed or implied in our forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties.  See Item 1A, Risk Factors, in our most recently filed Form 10-K Annual Report for a discussion of these and other risks and uncertainties.  You should not assume at any point in the future that the forward-looking statements in this report are still valid.  We do not intend, and undertake no obligation, to update our forward-looking statements to reflect future events or circumstances.

MONARCH CASINO & RESORT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 8, 2016

To the Stockholders of Monarch Casino & Resort, Inc.:

The Annual Meeting of Stockholders of Monarch Casino & Resort, Inc. (the “Company”, “we”, “our” or “Monarch”) will be held at the Atlantis Casino Resort Spa (“Atlantis”), 3800 South Virginia Street, Reno, Nevada 89502, on Wednesday, June 8, 2016, at 10:00 a.m. local time, for the following purposes:

1.                                      To elect John Farahi, Craig F. Sullivan and Paul Andrews as directors of the Company, each to serve until the 2018 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal;

2.                                      To consider and transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 15, 2016 are entitled to notice of, and to vote at, the annual meeting.  The stock transfer books will not be closed.  On or about April 28, 2016, we will mail to our stockholders either a printed copy of our proxy statement and our annual report on Form 10-K or a notice containing instructions on how to access our proxy statement and annual report and how to vote online.  The notice also contains instructions on how you can receive a paper copy of our annual meeting materials, including the notice of annual meeting, proxy statement and proxy card, should you wish.

Stockholders are cordially invited to attend the annual meeting in person.  STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING.  IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT AND THEN CAST YOUR VOTE AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS IN THE NOTICE WE WILL MAIL TO CERTAIN STOCKHOLDERS ON OR ABOUT APRIL 28, 2016 OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, ON THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

JOHN FARAHI
SECRETARY

MONARCH CASINO & RESORT, INC.

PROXY STATEMENT

MONARCH CASINO & RESORT, INC.

3800 South Virginia Street

Reno, Nevada  89502

PROXY STATEMENT

This Proxy Statement is prepared for the stockholders of Monarch Casino & Resort, Inc. (the “Company”, “we”, “our” or “Monarch”) in connection with the annual meeting of stockholders of the Company to be held at the Atlantis Casino Resort Spa, 3800 South Virginia Street, Reno, Nevada 89502, on Wednesday, June 8, 2016, at 10:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders and more fully outlined herein.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Question:  What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

Answer:  Under rules adopted by the U.S. Securities and Exchange Commission, we are furnishing proxy materials to certain of our stockholders via the internet, instead of mailing printed copies of those materials to each stockholder.  On or about April 28, 2016 we will mail to our stockholders either a printed copy of our proxy materials, including our proxy statement and our annual report on Form 10-K, or a Notice of Internet Availability containing instructions on how to access our proxy materials.  This electronic access process is designed to expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources.  However, if stockholders prefer to receive a printed copy of our proxy materials and a paper proxy card, they may do so by following the instructions included in the Notice of Internet Availability.

Question:  Why am I being provided with access to or receiving these proxy materials?

Answer:  You are being provided with access to or are receiving these proxy materials because you owned shares of Monarch common stock as of the close of business on April 15, 2016, our record date.  This proxy statement describes in detail issues on which we would like you, our stockholder, to vote.  It also gives you information on these issues so that you can make an informed decision.  If you will not be able to attend the annual meeting and vote in person, you are encouraged to read this Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions either in the Notice of Internet Availability or, if you received a printed copy of the proxy materials, on the enclosed proxy card.  The shares represented by the proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the annual meeting, or any adjournment thereof.

Question:  On what questions am I being asked to vote?

Answer:

1.              To elect John Farahi, Craig F. Sullivan and Paul Andrews as directors of the Company, each to serve until the 2018 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal;

2.              To consider and transact such other business as may properly come before the meeting.

Question:  How does the board of directors recommend I vote on these proposals?

Answer:  Our board of directors (“Board of Directors” or “Board”) recommends that you vote your shares FOR each of the nominees for director named in this proxy statement and FOR transacting such other business as may properly come before the meeting.

Question:  Do any of the proposals to be voted on create a statutory right of dissent under Nevada law?

Answer:  None of the proposals to be voted on at the annual meeting creates a statutory right of dissent under Nevada law.  A vote “FOR” or “AGAINST” any of the proposals set forth herein will only affect the outcome of the proposal.

Question:  Who is entitled to vote?

Answer:  The record date for the annual meeting is April 15, 2016.  Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting.  Both “stockholders of record” and “street name holders” are entitled to vote or direct the voting of their Monarch common stock.  You are a “stockholder of record” if you hold Monarch common stock that is registered in your name at our transfer agent, Broadridge.  You are a “street name holder” if you hold Monarch common stock indirectly through a nominee, such as a broker, bank or similar organization.

Question:  If I am a stockholder of record, how do I vote?

Answer:  You may vote via the Internet.  You can vote by proxy over the Internet by following the instructions provided in the Notice or on the separate proxy card if you have received a printed set of the proxy materials.

You may vote by telephone.  You can submit your vote by proxy over the telephone by following the instructions provided on the separate proxy card if you received a printed set of the proxy materials.

You may vote by mail.  If you received a printed set of the proxy materials, you can submit your vote by completing and returning the separate proxy card in the prepaid and addressed envelope.

You may vote in person at the meeting.  All stockholders of record may vote in person at the annual meeting.  Written ballots will be passed out to anyone who wants to vote at the meeting.

Question:  If my shares are held by a broker, bank or other nominee, how do I vote?

Answer:  If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote.  In addition, if you are a street name holder and you wish to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other nominee in order to vote at the meeting.

Question:  Can I revoke my proxy later?

Answer:  Yes.  You have the right to revoke your proxy at any time before the annual meeting.  If you are a stockholder of record, you may do so by:

1.              voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on the day before the annual meeting,

2.              delivering a signed revocation or a subsequently dated, signed proxy card to the Secretary of Monarch before the annual meeting, or

3.              attending the annual meeting and voting in person at the meeting (your mere presence at the annual meeting will not, by itself, revoke your proxy).

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

Question:  How many shares can vote?

Answer:  As of the close of business on the record date of April 15, 2016, 17,233,295 shares of common stock were issued and outstanding.  We have no other class of voting securities outstanding.  Each share of common stock entitles its holder to one vote.

Question:  How is a quorum determined?

Answer:  Our Bylaws provide that the holders of fifty percent (50%) of the voting power of the stock issued and outstanding and entitled to vote at the meeting, represented in person or by proxy, constitute a quorum at a meeting of the stockholders.  Abstentions and broker non-votes will be counted as present for quorum purposes.

Question:  What is required to approve each proposal once a quorum has been established?

Answer:

Election of Directors.  An affirmative vote of a majority of the votes present and entitled to vote at the meeting, either in person or by proxy, is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

Other Items.  For any other item which may properly come before the meeting, the affirmative vote of a majority of the votes present and entitled to vote at the meeting, either in person or by proxy, will be required for approval, unless otherwise required by law.

Question:  What happens if I abstain?

Answer:  Abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote for each of the proposals. Abstentions are counted for purposes of determining whether there is a quorum.

Question:  How will my shares be voted if I do not give specific voting instructions?

Answer:  If you are a stockholder of record and you:

•                  Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•                  Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders, John Farahi and Bob Farahi, will vote your shares in the manner recommended by our Board of Directors as follows:  FOR each of the nominees for director named in this proxy statement and FOR transacting such other business as may properly come before the meeting.

All of the proposals contained in this proxy statement are considered non-discretionary items.  If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any of the proposals included in this proxy statement, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will be counted for purposes of determining whether there is a quorum.  Broker non-votes will be treated as though they are not entitled to vote and will not affect the outcome of the proposals.  Please instruct your bank or broker so your vote can be counted.

Question:  How will voting on any other business be conducted?

Answer:  Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business properly comes before the annual meeting, your proxy or voting instruction gives authority to the proxyholders, John Farahi and Bob Farahi, to vote on those matters in their discretion.

Question:  What if a quorum is not present at the meeting?

Answer:  If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders.  If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment.  We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies.  An adjournment will have no effect on the business that may be conducted at the annual meeting.

Question:  How much stock do Monarch’s directors and executive officers own?

Answer:  As of April 15, 2016, our current directors and executive officers collectively beneficially owned, 4,956,322 shares of our common stock, constituting approximately 27.91% of the outstanding shares.  It is expected that these persons will vote the shares held by them for each of the director nominees named in this proxy statement and in accordance with the Board of Directors’ recommendation on the other proposals contained in this proxy statement.

Question:  Who will bear the costs of this solicitation?

Answer:  Our Board of Directors is soliciting these proxies.  We will pay the cost of this solicitation of proxies by mail.  Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation.  We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses.

2017 ANNUAL MEETING OF STOCKHOLDERS

The next annual meeting of stockholders is expected to be held on or about May 24, 2017.  Stockholders desiring to present proper proposals, other than the nomination of persons for election to the Board, such proposal must meet the eligibility criteria under the Company’s Bylaws, including submission of notice to the Corporation no later than March 10, 2017.  To have such proposals (other than the nomination of persons for election to the Board), included in the Company’s proxy statement and form of proxy for that meeting must meet the eligibility and other criteria under the Company’s Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934 and must submit the proposal to the Company.  Such proposal must be received no later than December 28, 2016.

Stockholders desiring to present nominations of persons for election to the Board must submit such nominations to the Company.  Such nominations must be received by the Company no earlier than February 23, 2017 and no later than March 10, 2017.

Unless a stockholder proposal for the Company’s 2017 Annual Meeting of Stockholders is submitted to the Company prior to March 10, 2017, management may use its discretionary voting authority to vote management proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

VOTING SECURITIES

The close of business on April 15, 2016 has been fixed by the Board as the record date for determination of stockholders entitled to vote at the annual meeting.  The securities entitled to vote at the annual meeting consist of shares of common stock, par value $.01 (“Common Stock”), of the Company, with each share entitling its owner to one vote.  Common Stock is the only outstanding class of voting securities authorized by the Company’s Articles of Incorporation.  The Company’s Articles of Incorporation authorize the Company to issue 10,000,000 shares of preferred stock, par value $.01 (“Preferred Stock”).  None of the Preferred Stock is issued or outstanding, and the Company has no present plans to issue shares of Preferred Stock.

The Board is empowered to issue one or more series of Preferred Stock with such rights, preferences, restrictions, and privileges as may be fixed by the Board, without further action by the Company’s stockholders.  The issuance of the Preferred Stock could adversely affect the rights, including voting rights, of the holders of the Common Stock and could impede an attempted takeover of the Company.  In addition to none of the Preferred Stock being currently outstanding, the Preferred Stock does not presently possess general voting rights.

The number of outstanding shares of Common Stock at the close of business on April 15, 2016 was 17,233,295.  The number of shares outstanding may change between such date and April 28, 2016 (the date on or about which we will mail to our stockholders either a printed copy of our proxy materials and our annual report on Form 10-K or a notice containing instructions on how to access our proxy statement and annual report and how to vote online) if any currently exercisable options to purchase Common Stock are exercised, if the Company elects to repurchase and cancel any shares in open market or privately negotiated transactions, or if the Company otherwise authorizes the issuance of any shares.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN OTHER BENEFICIAL OWNERS

The following is a list of persons who beneficially owned more than 5% of the outstanding Common Stock and the ownership of all executive officers, directors, director nominees, and executive officers and directors as a group at the close of business on April 15, 2016, according to record ownership listings as of that date, according to the Securities and Exchange Commission Forms 3, 4 and 5 and Schedules 13D and 13G of which the Company has received copies, and according to verifications which the Company solicited and received from each executive officer and director.  Except as set forth below, the address for all listed parties is 3800 South Virginia Street, Reno, Nevada 89502.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Common	John Farahi
	3800 South Virginia Street
	Reno, NV 89502	3,157,349	(3)(4)	18.04%
Common	Bob Farahi
	3800 South Virginia Street
	Reno, NV 89502	1,623,576	(5)(6)	9.35%
Common	David Farahi	50,000	(7)	*
Common	Ronald M. Rowan	38,214	(8)	*
Common	Yvette E. Landau	36,600	(9)	*
Common	Craig F. Sullivan	38,383	(10)	*
Common	Paul Andrews	12,200	(11)	*
Common	Ben Farahi
	3702 S. Virginia St.; Unit G2
	Reno, NV 89502	1,822,372	(12)	10.57%
Common	JPMorgan Chase & Co.
	270 Park Avenue
	New York, NY 10017	1,304,678	(13)	7.57%
Common	BlackRock Inc.
	40 East 52nd Street
	New York, NY 10022	1,070,555	(14)	6.21%
Common	All executive officers and directors as a group (7 persons)	4,956,322		27.91%

*	Less than 1%.

(1)	Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.
(2)	Includes shares issuable upon exercise of options which are exercisable within 60 days of April 15, 2016.
(3)	Includes 1,102,294 shares held in trust.
(4)	Includes options to purchase 266,668 shares under the 2014 Equity Incentive Plan (the “Plan”).
(5)	Includes options to purchase 133,336 shares under the Plan.
(6)	Includes 969,626 shares held in trust.
(7)	Includes options to purchase 45,000 shares under the Plan.
(8)	Includes no options to purchase shares under the Plan. Mr. Rowan resigned his position as Chief Financial Officer and Treasurer effective April 5, 2016.
(9)	Includes options to purchase 36,600 shares under the Plan.
(10)	Includes options to purchase 30,500 shares under the Plan.
(11)	Includes options to purchase 12,200 shares under the Plan.
(12)	Based on a Form 4 filed with the SEC on July 16, 2014.
(13)	Based on a Schedule 13G/A as filed with the SEC on January 19, 2016.
(14)	Based on a Schedule 13G/A as filed with the SEC on January 26, 2016.

PROPOSAL 1: ELECTION OF DIRECTORS

The Bylaws of the Company provide for a board of directors consisting of three to twelve persons.  The Board currently has five directors, divided into two classes designated as Class A (consisting of three directors) and Class B (consisting of two directors).  Members of each class serve for a two-year term.  At each annual meeting, the terms of one class of directors expire.  The term of office of the current Class A directors will expire at the 2016 Annual Meeting of Stockholders.  The term of office of the current Class B directors will expire in 2017.  Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier death, resignation or removal.  Each of the nominees is a current director of the Company.

If the proxy is duly executed and received in time for the annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees John Farahi, Craig F. Sullivan and Paul Andrews for terms of office expiring in 2018.  If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board to replace any such nominee.  The Board presently has no knowledge or reason to believe that any of the nominees will refuse or be unable to serve.

Any vacancies on the Board which occur during the year will be filled, if at all, by the Board through an appointment of an individual to serve only until the next annual meeting of stockholders.  If re-elected at such meeting, such director would serve until the expiration of the term applicable to the vacated position.

The Company, through its direct wholly owned subsidiary, Golden Road Motor Inn, Inc. (“Golden Road”), owns and operates the Atlantis Casino Resort (the “Atlantis”) in Reno, Nevada, and through its indirect wholly owned subsidiary, Monarch Black Hawk, Inc., owns and operates the Monarch Casino Black Hawk (“Black Hawk”) in Black Hawk, Colorado.

The Company, each director and executive officer who has been required by the Nevada State Gaming Control Board and Nevada Gaming Commission (collectively, the “Nevada Gaming Authorities”) to be found suitable has been found suitable by the Nevada Gaming Authorities.  Beginning in 2011, the Chairman of the Audit Committee is required to be found suitable by the Nevada Gaming Authorities.  Future new members of the Board, if any, may be required to be found suitable in the discretion of the Nevada Gaming Authorities.  The Colorado Division of Gaming (the “Colorado Regulatory Authorities”) also requires a finding of suitability for each director by the Colorado Regulatory Authorities.  Each of our other directors has been found suitable by the Colorado Regulatory Authorities.  Should any director later be found not to be suitable by the Nevada Gaming Authorities or the Colorado Gaming Authorities, that person will not be eligible to continue serving on the Board and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF JOHN FARAHI, CRAIG F. SULLIVAN AND PAUL ANDREWS TO THE BOARD OF DIRECTORS.

The following information is furnished with respect to each member of the Board or nominee thereto.  Similar information is provided for the Company’s executive officers and certain significant employees who are not directors.  John Farahi and Bob Farahi are brothers.  David Farahi, our Chief Operating Officer, is John Farahi’s son. There are no other family relationships between or among any directors, nominees to the Board, or executive officers of the Company.  The statements as to beneficial ownership of Common Stock as to each director or nominee to the Board are based upon information furnished by him or her.

Directors and Nominees

Name	Age	Director Since	Position
John Farahi	68	1993	Co-Chairman of the Board,
(Nominee for term expiring in 2018)			Chief Executive Officer, Secretary and Director
Bob Farahi	65	1993	Co-Chairman of the Board,
(Term expiring in 2017)			President and Director
Paul Andrews	51	2014	Director
(Nominee for term expiring in 2018)
Yvette E. Landau	59	2010	Director
(Term expiring in 2017)
Craig F. Sullivan	69	1998	Director
(Nominee for term expiring in 2018)

JOHN FARAHI has been Co-Chairman of the Board and Chief Executive Officer of the Company since its inception and of Golden Road since June 1993.  He has served as Secretary of the Company since November 2011.  From 1973 until June 1993, Mr. Farahi was President, Director, and General Manager of Golden Road.  Mr. Farahi is a partner in Farahi Investment Company (“FIC”) which is engaged in real estate investment and development.  Mr. Farahi served on the Washoe County Airport Authority as a Trustee from July 1997 until June 2005.  Mr. Farahi is a former member of the Nevada Commission on Tourism and currently serves as a Board Member of the Reno-Sparks Convention and Visitors’ Authority.  Mr. Farahi was appointed in 2013 by President Barack Obama to the United States Holocaust Memorial Council. Mr. Farahi holds a political science degree from the California State University at Hayward. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and his knowledge of the casino industry.

BOB FARAHI has been Co-Chairman of the Board and President of the Company since its inception and of Golden Road since 1993.  From 1973 until June 1993, Mr. Farahi was Vice President and a Director of Golden Road.  Mr. Farahi divides his working time between the Company and the other private companies with which he is involved.  Mr. Farahi is a partner in FIC.  Mr. Farahi holds a biochemistry degree from the University of California at Berkeley. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and in real estate development and his knowledge of the casino industry.

PAUL ANDREWS has been a member of the Board since May 2014 and is the President and CEO of the National Western Stock Show and Complex (“NWSS”), which plays host to the National Western Stock Show each January and over 240 other events each year in Denver, Colorado.  Prior to joining NWSS in November 2010, Mr. Andrews spent 20 years in various capacities with Denver-based Kroenke Sports Enterprises LLC, owner of the Denver Nuggets, the Colorado Avalanche and the Pepsi Center Arena.  Mr. Andrews served in various sales, marketing and administrative capacities while at Kroenke including the position of Executive Vice President in which he was responsible for all business operations.  The Board believes Mr. Andrews is qualified to serve as a director due to his significant operations, marketing and sales experience.

YVETTE E. LANDAU has been a member of the Board since June 2010. Ms. Landau was general counsel and corporate secretary of Mandalay Resort Group from 1996 until 2005.  Since 2005, Ms. Landau has been co-owner of W.A. Richardson Builders, LLC, a construction services firm specializing in casino resort development.  Until May 2013, Ms. Landau served as a member of the Board of Directors of Greektown Superholdings, LLC which owns the Greektown Casino in Detroit, Michigan, and she currently serves as a member of the Board of Directors of Bossier Casino Venture, Inc. which owns the Margaritaville Resort Casino Bossier City in Louisiana.    Ms. Landau is a past president of the International Association of Gaming Advisors, a worldwide organization of legal, financial and regulatory professionals in the gaming industry, and remains active with the organization as a counselor.  Ms. Landau holds a bachelor’s degree from Arizona State University and a Juris Doctor degree from Northwestern University School of Law. The Board believes Ms. Landau is qualified to serve as a director due to her experience in hotel-casino management, her experience as an independent director of other casino companies and her experience in the legal and construction industries.

CRAIG F. SULLIVAN has been a member of the Board since September 1998.  He was Chairman of the Board of Park Cattle Company (now Edgewood Companies) from July 2006 to June 2008.  Since March 1998, Mr. Sullivan has been President of Sullivan & Associates, a strategic and financial consulting firm to companies in the gaming industry.  Since 2013, Mr. Sullivan has been a director of PHL Local Gaming, LLC, which was a bidder for Philadelphia, Pennsylvania’s second casino license (awarded to another bidder and now under appeal). From April 1995 to March 1998, Mr. Sullivan served as Chief Financial Officer and Treasurer of Primadonna Resorts, Inc., and from February 1990 to April 1995, Mr. Sullivan served as Treasurer of Aztar Corporation.  Mr. Sullivan also served on the Board of New York-New York Hotel & Casino from March 1996 to June 1998.  Mr. Sullivan holds a bachelor’s degree in economics from the George Washington University and holds a master’s degree in international management from the American Graduate School of International Management. The Board believes Mr. Sullivan is qualified to serve as a director due to his experience as a senior executive in the hotel-casino industry.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In addition to John Farahi and Bob Farahi, whose biographical information is set forth above, our other executive officers and significant employees are set forth below.

DAVID FARAHI, age 34, has been Chief Operating Officer since April of 2012.  Mr. Farahi most recently held the positions of Executive Director of Gaming Operations and Director of Investor Relations for Monarch.  Mr. Farahi began his gaming and hospitality career in 1998.  He has extensive experience in over a dozen positions at Atlantis Casino Resort Spa.  From 2004 to 2006, Mr. Farahi held finance positions with HSBC Bank plc in their New York, London and Geneva offices, in both the investment and private banking divisions.  Mr. Farahi holds an MBA from Columbia Business School with concentrations in both Real Estate and Finance and holds a Bachelor’s degree in Economics and International Studies from Northwestern University.

Committees of the Board

The Board has certain standing committees including the Audit Committee and the Compensation Committee.  The Audit Committee is currently comprised of Craig F. Sullivan, Chair, Yvette E. Landau and Paul Andrews.  During year ended December 31, 2015, the Audit Committee held six regular meetings, and eight special meetings.  The special meetings were held to review and consider the transaction set forth in the section entitled “Certain Relationships and Related Transactions”. The Audit Committee is comprised exclusively of directors who are not salaried employees and a majority of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of independent judgment as a committee member.  The Audit Committee’s function is: to review reports of the auditors to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company’s auditors to determine scope of compliance and any deficiencies; to consider selection of independent public accountants; to review and approve all related party transactions; and to make periodic reports on such matters to the Board.  The Audit Committee adopted an Audit Committee Charter on June 4, 2000, and subsequently amended it effective June 7, 2001 and April 9, 2004.  A copy of the charter may be viewed on the Company’s website at www.monarchcasino.com.

All members of the Audit Committee meet the definition of “independence” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Rule 10A-3(b)(1) and are “independent directors,” as such term is defined in NASDAQ Rule 5605(a)(2).

The Company believes that Craig F. Sullivan, Chairman of the Audit Committee, is a financial expert as defined by the SEC rules applied pursuant to the Sarbanes-Oxley Act of 2002 and as defined in Regulation S-K, Item 407(d)(5)(ii).  The relevant experience of Mr. Sullivan is summarized under “Election of Directions — Directors and Nominees” above.

The Compensation Committee, currently comprised of Chair, Yvette E. Landau, Craig F. Sullivan and Paul Andrews, met four times during the year ended December 31, 2015.  The Compensation Committee recommends, and the Board ratifies, all compensation and awards to the Company’s executive officers and administers the 2014 Equity Incentive Plan.  The Compensation Committee reviews the performance and the compensation of the chief executive officer, president and chief operating officer, and, following discussions with those individuals, presents recommendations for their compensation levels to the Board for review and ratification.  For the remaining executive officers, the chief executive officer makes recommendations to the Compensation Committee that generally are approved and then passed onto the full Board for ratification.  The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems appropriate and in the best interest of the Company. In conformity with NASDAQ rules, the Compensation Committee adopted a charter on October 1, 2013. A copy of the charter may be viewed on the Company’s website at www.monarchcasino.com.  As set forth in the “Executive Compensation” section below, the Company did not engage compensation consultants in 2015.    The Company does not have a standing Nominating Committee, nor has the Board of Directors adopted a charter addressing the director nomination process.  The Board of Directors believes that at this time it is appropriate for the Company not to have a nominating committee because the independent directors constituting the majority of the Board of Directors can adequately serve the function of considering potential director nominees from time to time as needed.

All members of the Board, except John Farahi and Bob Farahi are “independent directors,” as such term is defined in NASDAQ Rule 5605(a)(2).

For stockholder meetings at which directors are to be elected, in compliance with NASDAQ rule 5605(e), director nominees are recommended for the Board’s nomination solely by a majority of the independent directors.  In making such recommendation, the qualifications of the prospective nominee which will be considered include the nominee’s personal and professional integrity, experience, skills, professional relationships, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to act in the best interests of the Company and its stockholders.

The requirements for nomination of a person to the Board by a security holder are set forth in Article II, Section 16 of the Company’s Bylaws and the qualifications for a person to be a director of the Company are set forth in Article II, Section 14 of the Bylaws.  Both sections of the Bylaws are set forth below.

14.  Eligibility of Directors.  No Director is eligible to continue to serve as a Director of the Corporation who is required under Nevada or Colorado gaming laws to be found suitable to serve as a director and who is not found suitable or whose finding of suitability is suspended or revoked by Nevada or Colorado gaming authorities. Such eligibility shall cease immediately following whatever act or event terminates the director’s eligibility under the laws and gaming regulations of either the State of Nevada or the State of Colorado.

16.  Nomination of Directors.  Only persons who are nominated in accordance with the procedures set forth in this Section 16 of Article II shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the Notice procedures set forth in this Section 16 of Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, unless waived by the Board of Directors, no person not already a Director shall be eligible to be elected or to serve as a Director unless such person’s notice of nomination shall be received at the principal executive offices of the Corporation at least seventy five (75) days before initiation of solicitation to the stockholders for election in the event of an election other than at an Annual Meeting and seventy five (75) days before the corresponding date that had been the record date for the previous year’s Annual Meeting or seventy five (75) days before the date of the next Annual Meeting of shareholders announced in the previous year’s proxy materials in the event of an election at an Annual Meeting. To be timely, no stockholder’s notice shall be received at the principal executive offices of the Corporation more than ninety (90) days before the meeting; provided, however, that in the event that less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (b) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (vi) the consent of such nominee to serve as Director of the Corporation, if he is so elected; and (c) as to the stockholder giving the notice, (i) the name and record address of stockholder, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 16. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Company did not receive the names of any proposed director candidates submitted by any stockholder for inclusion in this Proxy Statement under the guidelines set forth above.

John Farahi, the Company’s Co-Chairman, also serves as the Company’s Chief Executive Officer.  Bob Farahi, the Company’s other Co-Chairman also serves as the Company’s President.  The Company does not have a lead independent director.  At the time of this filing, the Company believes this is the best structure to leverage John and Bob Farahi’s respective operating expertise, professional experience and longevity with the Company.

The Board of Directors’ overall diversity is a significant consideration in the director selection process.  Monarch is an equal opportunity employer and does not discriminate based upon age, race, color, gender, national origin, disability or veteran status.  It is the Board of Director’s desire that the Board should be composed of qualified individuals who bring diverse professional expertise and points of view.  All prospective Director nominees are evaluated on their professional merits, technical qualifications, demonstrated expertise, experience and ability to contribute in such a way as to bolster and expand the collective professional perspective of the Board.

Board Meetings

The Board held five meetings during the year ended December 31, 2015.  All directors attended at least 75% of the Board meetings and all committee members attended at least 75% of the committee meetings for the committees on which they served during the year ended December 31, 2015.

Annual Meetings

The Board has a policy that requires all directors to attend each Annual Meeting of Stockholders absent exigent circumstances.  All of our directors attended the 2015 Annual Meeting of Stockholders.

Communication with Directors

The Company’s stockholders may contact directors by sending an email to Debora Robinson, General Counsel at DRobinson@MonarchCasino.com, which will be relayed to the board member or members specified in the message, or by addressing a letter to Monarch Casino & Resort, Inc., Board of Directors, 3800 South Virginia Street, Reno, Nevada 89502.  Each communication should specify the applicable director or directors to be contacted.

Compensation Committee Interlocks and Insider Participation

Yvette E. Landau, Craig F. Sullivan, and Paul Andrews each served on the Compensation Committee during 2015.  None of these directors is or has been a former or current executive officer of Monarch or had any relationships requiring disclosure by Monarch under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.  None of Monarch’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during 2015.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our named executive officers (“NEOs”) are our (a) Chief Executive Officer (“CEO”), (b) President, (c) Chief Operating Officer (“COO”), and (d) Chief Financial Officer (“CFO”).  We seek to compensate our NEOs in a manner that will attract and retain qualified individuals who are responsible for the management, growth and success of the Company.  We believe that NEO compensation should be designed to:

1.  motivate performance in areas consistent with our short and long-term objectives,

2.  reward for achieving those objectives, and

3.  encourage NEOs to continue in our employ.

We evaluate and establish the total compensation of our NEOs in light of what we believe to be the compensation practices, and relative corporate financial performance, of other companies in the gaming industry similar to us in terms of asset size and target market.  In 2015, we did not engage compensation consultants in this process because i) we believed that the Compensation Committee was able to consider publicly available data and other data which provided us information upon which to make informed compensation decisions and ii) because the Board operates under a prudent cost management philosophy.  Because certain comparable companies in the gaming industry do not publicly report their compensation information, their compensation practices are not publicly available.  As such, we rely on information that is publicly available, information that we obtain from industry sources, and the industry experience and knowledge of our Compensation Committee and other Board members in determining NEO compensation.

Compensation Elements

Our NEO compensation program utilizes four primary components, which include 1) annual salary, 2) annual cash bonus awards, 3) one-time cash awards and 4) stock option awards.  Following is a discussion of each component.

Annual Salary

The salary element compensates each NEO for performance of the fundamental duties associated with that NEO’s position.  In addition to what we believe to be the compensation practices and relative corporate financial performance of other companies in the gaming industry similar to us in asset size and target market, we consider other factors in establishing NEO annual salaries including the executive’s respective record of leadership and service to us, our growth during the NEO’s term of employment, the relative importance of the NEO in overseeing both our strategic direction and our day-to-day operations, the relative performance of our competitors and the NEO’s civic leadership.  Salaries are reviewed annually and are adjusted as warranted.

Annual Cash Bonus Awards

To align NEO performance with our short-term operational and profit objectives, we utilize an annual cash bonus program (the “Bonus Program”) with an annual target set by the Board as a percentage (the “Target Bonus Percentage”) of the NEO’s annual salary.  Prior to the global recession that began in 2007, the Target Bonus Percentage was typically set at 20%.  Until the effects of the global recession subside and Company profits grow to a more substantial level, it is likely that the Board will set the Target Bonus Percentage at percentages less than 20%.

The Bonus Program is comprised of both a quantitative and a qualitative component.  The quantitative component is awarded based on achieving our annual profit goal, as established by the Board.  The qualitative component of the cash bonus program is awarded at the discretion of the Compensation Committee, which considers several factors of the NEO’s performance including, but not limited to, performance against specific tactical objectives as established by the Board, staff development, staff retention, operating process improvement and the implementation of programs resulting in permanent cost reductions.

The profit target is defined as a determined level of Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for any unusual or infrequent expenses (“Adjusted EBITDA”).  The Board sets the Adjusted EBITDA target at a level they believe is both challenging and achievable.  By establishing a target that is challenging, the Board believes that NEO performance, and therefore Company financial performance, is optimized.  By setting a target that is also achievable, the Board believes that NEOs remain motivated to perform at the high level required to achieve the Adjusted EBITDA target.  Adjusted EBITDA consists of net income plus provision for income taxes, stock based compensation expense, other one-time non-cash charges, interest expense, depreciation and amortization less interest income and any benefit for income taxes.  The Adjusted EBITDA target for 2015 was $44.3 million.  Under the Bonus Program, an additional evaluation is completed at year-end, which allows for the potential to exceed the Target Bonus Percentage.  For every whole percentage point that our actual Adjusted EBITDA exceeds the full-year Adjusted EBITDA target, an additional 1% of NEO salary may be awarded up to a maximum of 40% of the NEO’s annual salary.

To motivate and reward actions that directly translate into increased Company profit, the Bonus Program is significantly weighted toward the quantitative component.  Because of operating challenges primarily related to the global recession, beginning in 2008, the Target Bonus Percentage was set at 5%.  For 2013, the Adjusted EBITDA target was achieved and the NEO’s were paid 5% bonuses accordingly.  The target was not achieved for 2014 and, as such, NEO bonuses were not awarded. For 2015, the Adjusted EBITDA target was exceeded by 12.9%. Accordingly, the quantitative NEO bonus is 5% plus up to an additional 12%, or a total of 17%. Given the NEO’s activities in planning and executing improvements at the Atlantis, completing the casino renovation at Black Hawk, finalizing the design for the new Black Hawk tower and casino addition, negotiating with potential contractors, and despite the disruption caused by the construction activities at both properties, achieving positive results at both properties, a 15% bonus was awarded to John Farahi, Bob Farahi and David Farahi.

One-Time Cash Awards

We may, from time to time, award one-time cash payments based on superior financial performance relative to the Board-established annual financial profit target when such performance is deemed to be extraordinary or in certain other exceptional circumstances.

Regarding extraordinary performance, such determination is based on several factors including, but not limited to, comparison of our financial performance relative to our competitors, the general market conditions in which those financial results were generated and other operating criteria that indicate that the financial results were abnormally strong given those market and operating conditions.  Such performance criteria could serve as the basis for increasing an NEO’s salary level; however, by instead rewarding such performance with one-time cash awards, we believe we are more accurately promoting sustained, superior performance by more closely linking the reward with the timing of the performance.  No one-time cash awards were paid for performance in 2013, 2014 or 2015.

Stock Option Awards

While it is difficult to predict the value an NEO will ultimately realize from the stock option compensation component, the compensation package is designed with the expectation that stock options will provide the highest potential reward of the four components of the NEO compensation package.  As such, the most significant driver of NEO compensation is designed to correlate directly with the financial gains of our stockholders through changes in stock prices.  As our stock price increases or decreases, the value of NEO stock option awards also increases or decreases.  By designing the compensation program in this way, we believe that a significant portion of NEO compensation has been directly aligned with the interests of our stockholders.

NEOs receive an initial stock option grant (the “Initial Grant”) on their hire date and receive subsequent grants (the “Subsequent Grants”) in amounts equal to, and commensurate with, the portion of the Initial Grant that vests.  The Initial Grant vests, assuming continued employment, in three equal tranches beginning on the third anniversary of the grant date and is fully vested on the NEO’s fifth anniversary.  The Subsequent Grants vest three years after their respective grant date.  Neither Initial Grants nor Subsequent Grants vest earlier than three years and in the case of Initial Grants, do not fully vest earlier than five years.

Stock option awards are granted at exercise prices equal to the closing market price of our stock on the date the stock option award is granted, except for any Incentive Stock Option (“ISO”) grants to Messrs. John Farahi and Bob Farahi, whose exercise prices are 110% of the relevant closing market prices, since they are each the beneficial owners of more than 10% of our common stock. As such, the value of the award increases only if our stock price increases subsequent to the stock option’s grant date.  Because these awards vest over time, the stock option component of NEO compensation also encourages NEO retention, as value related to unvested stock options is forfeited if an NEO ceases to be employed by us.  To date, the Compensation Committee has not granted ISOs.

Compensation Clawback Policy

Our NEO’s are subject to a compensation clawback policy.  In the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid or awarded to an NEO would have been a lower amount had it been calculated based on such restated results, the awarded compensation is subject to repayment by the NEO.

Change in Control Vesting

Stockholders approved the 2014 Equity Incentive Plan (the “2014 Plan”) on May 21, 2014.  The 2014 Plan serves as the successor to our 1993 Employee Stock Option Plan, 1993 Executive Long-Term Incentive Plan and 1993 Directors’ Stock Option Plan (which plan terminated on June 13, 2013) (the “Predecessor Plans”). The 2014 Plan became effective as of May 21, 2014 and the remaining two Predecessor Plans terminated on that date (except with respect to awards previously granted under the Predecessor Plans that remain outstanding).

The vesting of outstanding stock options held by the NEOs under the Predecessor Plans will accelerate in connection with a change in control (as defined under the Predecessor Plans) of Monarch.  In order for any equity award held by the NEOs under the 2014 Plan to accelerate, there must be a change in control (which is also a corporate transaction) of Monarch, and the NEO must have been involuntarily terminated without cause or have resigned for good reason (as defined in the 2014 Plan) within twelve months of the change in control (often referred to as a “double trigger”).  Upon a change in control (which is not also a corporate transaction), any equity awards held by the NEOs under the 2014 Plan will automatically vest on the date of such change in control.

Other Benefits and Compensation Matters

401(k) and Health Benefit Plans.  The NEOs are permitted to participate in our 401(k) and health benefit plans on the same basis, and at the same benefit level, as the rest of our full-time employees.  The plans include subsidized health insurance benefits and an annual 401(k) matching contribution up to two percent of their annual salary.

Use of Company-provided Vehicle.  Our CEO and President are each provided the use of a Company-provided vehicle in lieu of additional salary.  Our COO is provided the use of a Company-provided vehicle as part of his compensation for his relocation to Denver, Colorado, which is related to his management of the Company’s property in Black Hawk, Colorado.

Use of Company-provided Housing.  The Company leases a condominium in Denver, Colorado to house our COO who relocated to Denver, Colorado at the Company’s request in order to manage the Company’s property in Black Hawk, Colorado.  In addition, the condominium serves to provide lodging for our CEO and President during their frequent travel to Denver, Colorado as they provide oversight of the Black Hawk property.

Prohibition of option repricing or cash buyouts.  Our policy is to prohibit any form of option repricing or to exchange underwater stock options for a cash settlement unless approval of stockholders has been granted.

Prohibition of speculative and hedging transactions.  All employees are prohibited from participating in short sales of, and trading in, put and call options on, the Company’s securities.

Board Process

The Compensation Committee (the “Committee”) recommends, and the Board ratifies, all compensation and awards to the NEOs.  The Compensation Committee reviews the performance and the compensation of the CEO and President and, following discussions with those individuals, presents recommendations for their compensation levels to the Board for review and ratification.  For the remaining NEOs, the CEO makes recommendations to the Compensation Committee that generally are approved and then passed on to the full Board for ratification.  In evaluating and determining CEO compensation and recommending the compensation of all other NEOs, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation required by Section 14A of the Securities Exchange Act of 1934, as amended.

Risk Assessment

In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates NEOs to focus on the creation of shareholder value without encouraging unnecessary or excessive risk taking. To this end, the Committee carefully reviews the principal components of NEO compensation. Base salaries are fixed in amount. Annual incentive pay is focused on achievement of certain specific overall financial goals and is determined using multiple performance criteria. The other major component of our NEOs’ compensation is long-term incentives through stock options, which we believe is important to help further align NEOs’ interests with those of our stockholders. We believe that these cash and incentive awards, especially when combined with the compensation clawback policy described above, appropriately balance risk, payment for performance and align NEO compensation with stockholders without encouraging unnecessary or excessive risk taking.

Summary Compensation Table

The following table presents information regarding compensation of our NEOs for services rendered during the last three completed fiscal years.

Name and Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards ($)	Grant Date Fair Value of Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred Compensation Earning ($)	All Other Compensation ($)		Total ($)
John Farahi, Co-Chairman of the Board, Secretary and Chief Executive Officer	2013	$750,000	$37,500	—	$474,666	—	—	—	(4)	$1,262,166
	2014	$750,000	—	—	$249,004	—	—	$16,639	(2)	$1,015,643
	2015	$750,000	$112,500	—	$410,109	—	—	$22,469	(3)	$1,295,078
Bob Farahi, Co-Chairman of the Board and President	2013	$150,000	$7,500	—	$237,340	—	—	—	(4)	$394,840
	2014	$150,000	—	—	$124,502	—	—	—	(4)	$274,502
	2015	$150,000	$22,500	—	$205,061	—	—	$7,078	(5)	$384,639
David Farahi, Chief Operating Officer	2013	$250,000	$12,500	—	$45,319	—	—	$52,971	(6)	$360,790
	2014	$318,077	—	—	$244,996	—	—	$52,971	(6)	$616,044
	2015	$325,000	$48,750	—	$117,501	—	—	$53,242	(7)	$544,493
Ronald Rowan, Chief Financial Officer and Treasurer	2013	$300,000	$15,000	—	$176,775	—	—	$6,000	(8)	$497,775
	2014	$300,000	—	—	$167,864	—	—	$5,000	(8)	$472,864
	2015	$300,000	—	—	$226,189	—	—	$5,000	(8)	$531,189

(1)             The bonuses reflect amounts earned in the specified year.

(2)             This amount reflects (a) $15,249 relating to the annual cost of the Company-owned automobile, which is calculated by amortizing the total cost of the automobile over five (5) years, and (b) $1,390 for the associated automobile insurance.

(3)             This amount reflects (a) $20,552 relating to the annual cost of the Company-owned automobile, which is calculated by amortizing the total cost of the automobile over five (5) years, and (b) $1,917 for the associated automobile insurance.

(4)             The annual cost of the Company-owned vehicle is zero.

(5)             This amount reflects (a) $5,466 relating to the annual cost of the Company-owned automobile, which is calculated by amortizing the total cost of the automobile over five (5) years, and (b) $1,612 for the associated automobile insurance.

(6)             This amount reflects (a) $9,845 relating to the annual cost of the Company-owned automobile, which is calculated by amortizing the total cost of the automobile over five (5) years, (b) $1,126 for the associated automobile insurance, and (c) $42,000 for a Company-provided condominium, for which the monthly lease payments are $3,500.

(7)             This amount reflects (a) $9,845 relating to the annual cost of the Company-owned automobile, which is calculated by amortizing the total cost of the automobile over five (5) years, (b) $1,397 for the associated automobile insurance, and (c) $42,000 for a Company-provided condominium, for which the monthly lease payments are $3,500.

(8)             This amount reflects the Company’s contribution to the Company’s 401(k) plan for the account of Ronald Rowan.

Grants of Plan Based Awards Made in Fiscal 2015

The following table presents information regarding the equity incentive awards granted to our NEOs for 2015.

									All Other			Grant
									Option			Date Fair
								All Other Stock	Awards:		Exercise	Value of
								Awards:	Number of		or Base	Stock
								Number of	Securities		Price of	and
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Shares of	Underlying		Option	Option
		Incentive Plan Awards			Incentive Plan Awards			Stock or Units	Options		Awards	Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	(#)	(#)		($/Sh)(1)	($)
John Farahi, Co-Chairman of the Board, Secretary and Chief Executive Officer	10/21/2015	—	—	—	—	—	—	—	66,666	(2)	$17.62	$410,109
Bob Farahi, Co-Chairman of the Board and President	10/21/2015	—	—	—	—	—	—	—	33,334	(2)	$17.62	$205,061
David Farahi, Chief Operating Officer	2/10/2015	—	—	—	—	—	—	—	1,667	(2)	$17.08	$7,865
	7/12/2015	—	—	—	—	—	—	—	6,667	(2)	$20.69	$44,004
	8/13/2015	—	—	—	—	—	—	—	1,667	(2)	$18.44	$9,798
	8/21/2015	—	—	—	—	—	—	—	10,000	(2)	$17.60	$55,834
Ronald Rowan, Chief Financial Officer and Treasurer	6/19/2015	—	—	—	—	—	—	—	33,333	(2)	$22.10	$226,189

(1)              The Company’s policy is to set exercise prices for stock option awards equal to the closing price of the Company’s stock on the grant date.  If the grant date falls on a date that the stock market is closed, the exercise price is set at the closing price on the last day that the market was open before the grant date.

(2)              The option award vests 100% on the third anniversary of the grant date subject to continued employment on that date.

Option Exercises and Stock Vested in Fiscal 2015

The following table provides information for our NEOs for options that were exercised and stock awards that vested and released, during 2015 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Farahi, Co-Chairman of the Board, Secretary and Chief Executive Officer	—	—	—	—
Bob Farahi, Co-Chairman of the Board and President	—	—	—	—
David Farahi, Chief Operating Officer	—	—	—	—
Ronald Rowan, Chief Financial Officer and Treasurer	66,666	$889,010	—	—

(1)         Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price of all options exercised during the year, multiplied by the number of options exercised.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John Farahi, Co-Chairman of the Board, Secretary and Chief Executive Officer	66,666			—	$21.82	10/21/2016	—	—	—	—
	66,668			—	$29.00	10/21/2017	—	—	—	—
	66,668			—	$9.33	10/21/2021	—	—	—	—
	66,666			—	$8.56	10/9/2022	—	—	—	—
		66,666	(1)	—	$21.71	10/21/2023	—	—	—	—
		66,668	(2)	—	$12.32	10/21/2024	—	—	—	—
		66,666	(3)	—	$17.62	10/21/2025	—	—	—	—
Bob Farahi, Co-Chairman of the Board and President	33,334			—	$21.82	10/21/2016	—	—	—	—
	33,334			—	$29.00	10/21/2017	—	—	—	—
	33,334			—	$9.33	10/21/2021	—	—	—	—
	33,334			—	$8.56	10/9/2022	—	—	—	—
		33,334	(1)	—	$21.71	10/21/2023	—	—	—	—
		33,334	(2)	—	$12.32	10/21/2024	—	—	—	—
		33,334	(3)	—	$17.62	10/21/2025	—	—	—	—
David Farahi, Chief Operating Officer	5,000			—	$6.72	2/10/2020	—	—	—	—
	5,000			—	$11.15	6/21/2020	—	—	—	—
	20,000			—	$10.20	7/12/2020	—	—	—	—
	1,667			—	$9.30	8/13/2021	—	—	—	—
	1,667			—	$7.42	8/13/2022	—	—	—	—
	10,000	20,000	(4)	—	$7.55	8/21/2022	—	—	—	—
		1,666	(5)	—	$10.33	2/10/2023	—	—	—	—
		6,666	(6)	—	$17.79	7/12/2023	—	—	—	—
		1,667	(7)	—	$20.00	8/13/2023	—	—	—	—
		40,000	(8)	—	$19.00	1/17/2024	—	—	—	—
		1,666	(9)	—	$18.41	2/10/2024	—	—	—	—
		6,667	(10)	—	$14.95	7/12/2024	—	—	—	—
		1,667	(11)	—	$12.40	8/13/2024	—	—	—	—
		1,667	(12)	—	$17.08	2/10/2025	—	—	—	—
		6,667	(13)	—	$20.69	7/12/2025	—	—	—	—
		1,667	(14)	—	$18.44	8/13/2025	—	—	—	—
		10,000	(15)	—	$17.60	8/21/2025	—	—	—	—
Ronald Rowan, Chief Financial Officer and Treasurer		33,333	(16)	—	$16.95	6/19/2023	—	—	—	—
		33,333	(17)	—	$15.60	6/19/2024	—	—	—	—
		33,333	(18)	—	$22.10	6/19/2025	—	—	—	—

(1)             Vests in full on October 21, 2016, subject to continued employment through that date.

(2)             Vests in full on October 21, 2017, subject to continued employment through that date.

(3)             Vests in full on October 21, 2018, subject to continued employment through that date.

(4)             Vests as follows subject to continued employment through the noted dates: 10,000 shares vest on August 21, 2016 and 10,000 shares vest on August 21, 2017.

(5)             Vests in full on February 10, 2016, subject to continued employment through that date.

(6)             Vests in full on July 12, 2016, subject to continued employment through that date.

(7)             Vests in full on August 13, 2016, subject to continued employment through that date.

(8)             Vests as follows subject to continued employment through the noted dates: 13,333 shares vest on January 17, 2017, 13,333 shares vest on January 17, 2018 and 13,334 shares vest on January 17, 2019.

(9)             Vests in full on February 10, 2017, subject to continued employment through that date.

(10)        Vests in full on July 12, 2017, subject to continued employment through that date.

(11)        Vests in full on August 13, 2017, subject to continued employment through that date.

(12)        Vests in full on February 10, 2018, subject to continued employment through that date.

(13)        Vests in full on July 12, 2018, subject to continued employment through that date.

(14)        Vests in full on August 13, 2018, subject to continued employment through that date.

(15)        Vests in full on August 21, 2018, subject to continued employment through that date.

(16)        Vests in full on June 19, 2016, subject to continued employment through that date.

(17)        Vests in full on June 19, 2017, subject to continued employment through that date.

(18)        Vests in full on June 19, 2018, subject to continued employment through that date.

Potential Payments Upon Termination in Connection with Change in Control

The vesting of outstanding stock options held by the NEOs under the Predecessor Plans will accelerate in connection with a change in control (as defined under the Predecessor Plans) of Monarch.  In order for any equity award held by the NEOs under the 2014 Plan to accelerate, there must be a change in control (which is also a corporate transaction) of Monarch, and the NEO must have been involuntarily terminated without cause or have resigned for good reason (as defined in the 2014 Plan) within twelve months of the change in control (often referred to as a “double trigger”).  Upon a change in control (which is not also a corporate transaction), any equity awards held by the NEOs under the 2014 Plan will automatically vest on the date of such change in control.

Other than as outlined above, there are no change in control agreements with any of our employees.

Other Employment Related Agreements

Until he left the employ of the Company on April 5, 2016, the Company had an agreement with Ronald Rowan, former Chief Financial Officer, that in the event that his employment was terminated “without cause” he would receive severance pay in the amount equal to one year of his then-applicable annual base salary in exchange for his waiver of any and all causes of action against us, our officers, directors, principals and affiliates, arising from his employment.  Termination “without cause” would be termination unless Mr. Rowan committed an illegal act, violated our Business Ethics Policy and Code of Conduct, committed gross neglect or abandonment of his professional responsibilities, or disqualification by a controlling regulatory agency.  The agreement prohibited Mr. Rowan from entering the employ of any gaming enterprise located within 250 miles of a gaming enterprise owned by the Company for the year following termination.

Director Compensation — Fiscal 2015

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Grant Date Fair Value of Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Yvette E. Landau	$50,000	—	$33,524	—	—	—	$83,524
Craig F. Sullivan	$50,000	—	$33,524	—	—	—	$83,524
Paul Andrews	$50,000	—	$33,524	—	—	—	$83,524

(1)         Annual fees of $40,000 are paid to directors who are not employees of the Company.  Each non-employee director serving as the chairman of a standing committee of the Board received an additional annual fee of $10,000 for each standing committee chaired during the year.

(2)         On the date of prior year’s Annual Stockholders Meeting, each non-employee director received a stock option grant to purchase 6,100 shares comprised of 4,800 shares for service as a director and 1,300 shares for service as a committee chair.  The options were issued at exercise prices equal to the closing price of the Company’s stock on the grant date. The options vest on the six-month anniversary of the grant date.

COMPENSATION COMMITTEE REPORT

Notwithstanding any statement to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings or otherwise deemed filed.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

By:	Yvette E. Landau, Chair
Paul Andrews, Member
Craig F. Sullivan, Member

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.

To the Board of Directors of Monarch Casino & Resort, Inc.:

Our role is to assist the Board of Directors in its oversight of the Company’s financial reporting process.  As set forth in our charter, the Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2015.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  We have received and reviewed the written disclosures and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

THE AUDIT COMMITTEE

By:	Craig F. Sullivan , Chair
Paul Andrews, Member
Yvette E. Landau , Member

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The shopping center adjacent to the Atlantis (the “Shopping Center”) is owned by Biggest Little Investments, L.P. (“BLI”). John Farahi and Bob Farahi, Co-Chairmen of the Board and executive officers of the Company, and Ben Farahi are the three largest stockholders (“Farahi Family Stockholders”) of Monarch and each also beneficially own limited partnership interests in BLI. Maxum LLC is the sole general partner of BLI, and Ben Farahi is the sole managing member of Maxum LLC. Neither John Farahi nor Bob Farahi has any management or operational control over BLI or the Shopping Center. Until May 2006, Ben Farahi formerly held positions of Co-Chairman of the Board, Secretary, Treasurer and Chief Financial Officer of the Company.

On August 28, 2015, Monarch, through its subsidiary Golden Road, entered into a 20-year lease agreement with BLI for a portion of the Shopping Center (the “Parking Lot Lease”) consisting of an approximate 46,000 square-foot commercial building on approximately 4.15 acres of land adjacent to the Atlantis (the “Leased Property”). We have demolished the building and are in the process of converting the now vacant land into approximately 300 additional surface parking spaces for the Atlantis. The minimum annual rent under the Parking Lot Lease is $695 thousand commencing on November 17, 2015. The minimum annual rent is subject to a cost of living adjustment increase on each five year anniversary. In addition, we are responsible for payment of property taxes, utilities and maintenance expenses related to the Leased Property. We have an option to renew the Parking Lot Lease for an additional 10-year term. If we elect not to exercise its renewal option, we will be obligated to pay BLI $1.6 million. For the years ended December 31, 2015, the Company paid $85 thousand in rent, plus $12 thousand for operating expenses to this lease.

In addition, we share a driveway with and lease approximately 37,000 square-feet from BLI (the “Driveway Lease”) for an initial lease term of 15 years, which commenced on September 30, 2004, at an original annual rent of $300 thousand plus common area expenses. The annual rent is subject to a cost of living adjustment increase on each five year anniversary of the Driveway Lease. Effective August 28, 2015, in connection with the Parking Lot Lease, the Driveway Lease was amended to: (i) make the Company solely responsible for the operation and maintenance costs of the shared driveway (including the fountains thereon); (ii) eliminate the Company’s obligation to reimburse the Shopping Center for its proportionate share of common area expenses; and (iii) exercise the three successive five-year renewal terms beyond the initial 15 year term in the existing Driveway Lease Agreement. At the end of the renewal terms, we have the option to purchase the leased driveway section of the Shopping Center. As of December 31, 2015, the annual rent is $377 thousand. For the years ended December 31, 2015, 2014 and 2013, the Company paid $377 thousand, $350 thousand and $340 thousands respectively in rent, plus $84 thousand, $119 thousand and $159 thousands respectively for operating expenses to this lease.

We occasionally lease billboard advertising, storage space and parking lot space from affiliates controlled by Farahi Family Stockholders and paid $142 thousand, $125 thousand and $123 thousand for the years ended December 31, 2015, 2014 and 2013, respectively.

Because of the above-referenced ownership interests in BLI, the Company’s Audit Committee was delegated full authority by the Company’s Board of Directors to consider, evaluate and, if appropriate, negotiate on behalf of the Company any potential transactions with BLI.  The Audit Committee, acting with the advice and assistance of legal and other advisors, evaluated management’s recommendations with respect to addressing short term and long term parking needs of the Atlantis, evaluated alternative parking sites for the Atlantis, including utilizing land owned by the Company, construction of an elevated parking structure on the Atlantis site, nearby land owned by parties unrelated to the Company or its affiliates and other alternatives, including taking no action on parking expansion.  After considering what the Audit Committee felt were all reasonably feasible alternatives, the Audit Committee concluded that the Leased Property was the preferred alternative to meet the Company’s needs.  The Audit Committee obtained expert independent advice on the fair market value rent of the Leased Property and received reports that the proposed rent for the Lease Property was indicative of market rent.  The Audit Committee engaged another independent advisor to analyze the potential incremental gaming revenue benefit from the proposed additional surface parking spaces to be leased under the Parking Lot Lease.  Based on the foregoing reports and analyses, including reports from management, and the Audit Committee’s own investigations and negotiations, the Audit Committee determined that the Leased Property is important to the parking expansion strategy of the Company and that the proposed lease transactions, on the terms and subject to the conditions of the Parking Lot Lease and the Driveway Lease Amendment, are advisable, fair to, and in the best interests of the Company and its stockholders and approved the Parking Lot Lease and the Driveway Lease Amendment.

Audit Committee Review

The Company requires that the Audit Committee of the Board review and approve related party transactions.  The Audit Committee reviews all related party transactions on a case-by-case basis and approves any such transaction in accordance with Nevada corporate law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors, and stockholders holding more than 10% of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during 2015 there were eight late filings as shown in the table below.

Name	Transaction Date	Form 4 Filing Date

Paul Andrews	06/09/2015	11/05/2015
Bob Farahi	10/21/2015	11/06/2015
David-Jaques Farahi	02/10/2015	03/31/2015
David-Jaques Farahi	08/21/2015	11/06/2015
John Farahi	10/21/2015	11/06/2015
John Farahi	01/21/2015	01/26/2015
Yvette Landau	06/09/2015	11/05/2015
Craig Sullivan	06/09/2015	11/05/2015

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s principal accounting firm, Ernst & Young LLP, audited the Company’s financial statements for the fiscal year ended December 31, 2015.  Ernst & Young, LLP is expected to have a representative present at the annual meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

The Audit Committee has not yet formally engaged Ernst & Young, LLP to audit the Company’s financial statements for the year ending December 31, 2016.

AUDIT AND RELATED FEES

Audit Fees.  The aggregate fees billed by the Company’s principal accountants for the audit of the Company’s annual financial statement review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements were $387,000 for the year ended December 31, 2014 and $405,000 for the year ended December 31, 2015.

Audit Related Fees.  There were no fees billed for the years ended December 31, 2014 and 2015 that were not included in the above listed aggregate audit fees billed for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees.  The aggregate fees billed for professional services rendered by the Company’s principal accountant for the compilation, tax advice and tax planning were $40,000 for the year ended December 31, 2014 and $37,500 for the year ended December 31, 2015.  For 2014 and 2015, these services primarily consisted of preparation of the Company’s federal and state corporate tax return and advice related to a review by the Internal Revenue Service.

All Other Fees.  There were no other fees billed by the Company’s principal accountants for the years ended December 31, 2014 and 2015.

Audit Committee Pre-Approval Policies and Procedures

As required by the Audit Committee Charter, all services proposed to be provided by outside independent auditors must be approved in advance by the Audit Committee.

There were no non-audit services performed by the independent registered public accounting firm in 2014 and 2015.

CODE OF ETHICS

The Company adopted a Business Ethics Policy and Code of Conduct in 1999, a copy of which may be reviewed on the Company’s website, www.monarchcasino.com.

VOTING PROCEDURES

The Company will appoint three inspectors of election to determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.

OTHER BUSINESS

The Board does not know of any other business which will be presented for action by the stockholders at this annual meeting.  However, if any business other than that set forth in the Notice of Annual Meeting of Stockholders should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board and will use their discretion and vote all proxies in accordance with their judgment.

The Company’s 2015 annual report on Form 10-K, including financial statements for the year ended December 31, 2015, along with these proxy materials, are being made available on the Internet, or, when requested, mailed on or about April 28, 2016  to all stockholders of record of the Company as of April 15, 2016.

By order of the Board of Directors,

JOHN FARAHI
Secretary

APPENDIX A.

MONARCH CASINO & RESORT, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 John Farahi 02 Craig F. Sullivan 03 Paul Andrews

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000291199_1 R1.0.1.25

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